Exhibit 99.1

Sterling Bancorp Announces Nasdaq Notification of Deficiency

Southfield, Michigan

Sterling Bancorp, Inc. (NASDAQ: SBT) (the “Company”), the bank holding company of Sterling Bank and Trust, F.S.B., (the “Bank”), previously disclosed that it had received a March 18, 2020 letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it no longer complies with Nasdaq’s continued listing requirements under the timely filing criteria set forth in Listing Rule 5250(c)(1) as a result of the Company not filing its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) within the prescribed period. Consistent with that notification, the Company has received another letter from Nasdaq, dated May 19, 2020, notifying the Company that its inability to file its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”) within the prescribed period is an additional basis for the Company’s non-compliance with such listing requirements.

In its notifications, Nasdaq stated that the Company had until May 18, 2020 to submit a plan to regain compliance. On May 18, 2020, the Company submitted a plan of compliance to Nasdaq with respect to the delay in filing both its Annual Report and Quarterly Report. If Nasdaq accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Annual Report’s due date, or until September 14, 2020, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company would have the opportunity to appeal that decision to a Nasdaq Hearings Panel and to request a further stay pending the appeal. Nasdaq’s notifications have no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

As the Company previously disclosed in two Notifications of Late Filing on Forms 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2020 and May 12, 2020, the delay in filing the Annual Report and Quarterly Report is to allow for time needed to complete (i) additional review and procedures, including on the part of the Company’s independent auditors, relating to the circumstances that led to the previously-reported suspension and termination of the Bank’s Advantage Loan Program (the “Advantage Loan Program”) and related matters, and (ii) an ongoing internal review relating to the discontinued Advantage Loan Program, which review is being led by outside legal counsel under the direction of a special committee of independent directors (the “Special Committee”), as announced in the Company’s Form 8-K filed with the SEC on March 6, 2020. The Company intends to file the Annual Report and Quarterly Report as soon as practicable upon completion of the additional review and procedures and internal review.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California, New York City and Bellevue, Washington. Sterling offers a range of loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals, and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. Those statements are not guarantees of future results or performance and are subject to certain known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements: (i) the ability of the Company and its independent auditors to complete the work required to file the Annual Report and Quarterly Report within a reasonable period of time; (ii) the results of the Special Committee’s internal review and the possibility of additional terminations and resignations of employees in connection therewith; (iii) the discontinuation of the Advantage Loan Program, the ability to develop new loan products to replace the Advantage Loan Program, and any resulting adverse effects on the Company’s business, financial condition, and/or results of operations; (iv) the outcomes of the government investigations and legal proceedings previously disclosed by the Company, including the risk of civil or criminal enforcement action, regulatory restrictions on the Bank’s activities, financial penalties or judgments, other adverse consequences, and any resulting effects on the Company’s business, financial condition, and/or results of operations; (v) the expenses incurred in connection with the Annual Report, Quarterly Report, internal review, government investigations, and legal proceedings disclosed previously and herein; (vi) uncertainties associated with Nasdaq’s notifications regarding the Company’s failure to file the Annual Report and Quarterly Report within the prescribed periods, including with respect to any submission to Nasdaq of a plan of compliance, any appeal of an adverse decision by Nasdaq regarding such a plan, any request for a further stay pending an appeal, and the possibility of being delisted pursuant to Nasdaq’s Listing Rules; (vii) the effects of the COVID-19 pandemic; and (viii) the risks, uncertainties, and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019, subsequent periodic reports and future periodic reports. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contacts:

Investors

Financial Profiles

Larry Clark

310-622-8223

Matthew Keating

310-622-2230

SBT@finprofiles.com